                                                                       EXHIBIT B

                                  CONFIDENTIAL

                             AGREEMENT IN PRINCIPLE

                                     BETWEEN

                     JOHN D. CORRENTI AND THE UNITED COMPANY

REGARDING EMPLOYMENT BY BIRMINGHAM STEEL CORPORATION AND RELATED MATTERS


                        --------------------------------


This Agreement in Principle states the principal terms under which John D. Correnti ("Executive") will agree (i) to be employed as a temporary consultant by a shareholder group ("Shareholder Group"), or by The United Company as lead shareholder of the Shareholder Group ("Lead Shareholder"), which intends to undertake a proxy solicitation for the election of directors constituting at least a majority of directors of Birmingham Steel Corporation (the "Company"), and (ii) Executive will agree to serve as Chairman and Chief Executive Officer of the Company if the proxy solicitation is successful. This Agreement in Principle is not a complete statement of all relevant terms of the contemplated agreements and is not binding on any party, except for the provision below regarding confidentiality. Executive will not be bound to the consulting agreement except upon the negotiation and execution of a complete and definitive Consulting Agreement, which will be undertaken promptly. The parties contemplate, however, that the Consulting Agreement will contain a form of employment agreement that Executive will agree to accept if approved by the directors of the Company after the successful proxy contest. The employment agreement will be negotiated by Executive and the Shareholder Group, and presented to the board of the Company for adoption after the next election of directors of Company.

INTERIM CONSULTING
AGREEMENT                  Until the Company's annual shareholder meeting,
                           Executive (through International Steel Associates,
                           Inc., an Arkansas corporation) will be employed as a consultant to Shareholder Group on the following terms:

                                    -        Term: Maximum term through December
                                             31, 1999, unless extended by
                                             agreement, with earlier termination
                                             on the first to occur of (i) notice
                                             to Executive of abandonment of
                                             proxy action referred to below or
                                             (ii) the execution of an employment
                                             agreement between Executive and
                                             Company.

                                    -        Rate: $ 50,000 per calendar month
                                             (or portion thereof, paid by Lead
                                             Shareholder monthly.

                                    -        Payment of monthly fee is
                                             guaranteed, regardless of number of
                                             consulting hours requested.

                                    -        Services on request.

                                    -        Reimbursement by Lead Shareholder
                                             for out-of-pocket expenses (travel,
                                             etc.).

                                    -        Non-exclusive; Executive may engage
                                             in other consulting work but (i)
                                             such other work must not interfere
                                             with reasonable demands for
                                             services under Consulting
                                             Agreement, (ii) must not involve
                                             any transaction, activity or group
                                             competing with Shareholder Group
                                             proxy action, and (iii) must not be
                                             conducted for any company that
                                             produces steel products in the
                                             United States that are competitive
                                             with products currently sold by
                                             Company.

                                    -        Executive to be reimbursed for
                                             legal fees related to negotiation
                                             of Consulting and Employment
                                             Agreements, federal and state
                                             governmental filings, proxy action,
                                             related consultation, etc.

                                    -        All fees and expense reimbursements
                                             will be paid or guaranteed by Lead
                                             Shareholder.

                                    -        Lead Shareholder will grant
                                             Executive options to buy 100,000
                                             shares of Company common stock
                                             owned by Lead Shareholder. The
                                             options will be exerciseable in
                                             whole or in part from time to time,
                                             at an exercise price equal to the
                                             NYSE closing price for Company
                                             common stock on the day before this
                                             Agreement in Principle is signed by
                                             both parties. The exercise term
                                             will be agreed upon, but will
                                             extend until the earlier to occur
                                             of (i) six months after the annual
                                             meeting of Company shareholders for
                                             which the contemplated proxy
                                             solicitation will be made or (ii)
                                             June 30, 2000. Lead Shareholder
                                             will finance the exercise (interest
                                             free until the Company
                                             shareholder's meeting, and at a
                                             favorable rate thereafter, and for
                                             a repayment term to be agreed). The
                                             option agreement will be negotiated
                                             and executed in connection with the
                                             Consulting Agreement.

CONSULTING AGREEMENT
TERMINATION                         -        The Consulting Agreement may be
                                             terminated by Lead Shareholder at
                                             any time if the proposed proxy
                                             action is announced but abandoned
                                             prior to the Company's 1999
                                             shareholder meeting.

                                    -        The Consulting Agreement will
                                             terminate automatically if the
                                             Shareholder Group's director
                                             nominees numbering at least a
                                             majority of the new Company board
                                             are not elected at the next annual
                                             meeting.

                                    -        Executive may terminate Consulting
                                             Agreement, and be relieved of
                                             further obligation, if the Company
                                             Employment Agreement is not adopted
                                             by the new Company board by
                                             December 31, 1999.

CONSULTING AGREEMENT PROXY
MATTERS                             -        Director: Executive will be
                                             included in Shareholders' proposed
                                             director slate.

                                    -        Composition of Director State:
                                             Director slate will include
                                             Executive, James Todd and James
                                             McGlothlin (designees of the
                                             Shareholder Group), and these three
                                             individuals will serve as a
                                             nominating committee for the
                                             remainder of the nominees. All
                                             other director nominees will be
                                             selected from a list of candidates
                                             developed by such nominating
                                             committee, and each nominee must be
                                             approved by all members of the
                                             nominating committee. Upon the
                                             failure of the nominating committee
                                             to reach unanimous agreement on the
                                             director slate, each of Executive
                                             and Shareholder Group may declare
                                             the Consulting Agreement
                                             terminated, and all parties shall
                                             have no further obligations or
                                             liability under it, under this
                                             Agreement in Principle or
                                             otherwise.

                                    -        Lead Shareholder will indemnify
                                             Executive from liability resulting
                                             from proxy matters (other than from
                                             information given by Executive for
                                             inclusion in proxy statement).
                                             Executive has the right to review
                                             and consent to the form of proxy
                                             statement and related materials, at
                                             least to the extent they describe
                                             Executive, Executive's proposed
                                             Employment Agreement, and
                                    other matters reasonably related to
                                    Executive's interest or potential liability.

                           - Executive's prior consent is necessary for all public communications regarding Executive's participation or regarding the Consulting Agreement and Employment Agreement. Except and until disclosed as required by law, including the Executive's and the Shareholder Group's good faith determination of disclosure obligations under federal and state securities laws and other applicable laws, the terms of this Agreement in Principle, the Consulting Agreement and form of proposed Employment Agreement will be held in confidence by Shareholder Group and Executive, and neither will make any public announcement about the subject matter except by mutual consent.

EMPLOYMENT
AGREEMENT TERMS

POSITION                   -        If proxy action is successful as
                                    contemplated herein, Executive agrees to become Chairman of the Board and Chief
                                    Executive Officer of Company under terms of Employment Agreement.

TERM                       -        Five year term, subject to annual renewal
                                    unless terminated by either party.

INDUCEMENT STOCK GRANT     -        100,000 shares of Company common stock, with
                                    full tax gross-up cash payment(s); subject to forfeiture if Executive's employment terminates before 3rd anniversary (except termination without cause by Company, termination by Executive for good reason, or after change of control, or death/disability, other equitable reasons to be set forth in employment agreement).
                                    Forfeiture restrictions lapse as to 1/3 of total at each annual anniversary.

ANNUAL BASE COMPENSATION   -        $600,000 per year ($50,000/month)

                                    -        Subject to annual increase
                                             consistent with senior executive
                                             management increases

ANNUAL CASH BONUS          -        1% of EBITDA

                                    -        Extraordinary charges, goodwill
                                             write-offs, other unusual
                                             write-offs disregarded

INDUCEMENT PHANTOM STOCK
RIGHTS Phantom Stock Options for a total of 1 million shares, vesting over 5 years (200,000 shares per year). Agreement would allow Executive to receive a cash compensation payment with respect to any vested phantom shares at any time prior to the expiration of the phantom option equal to the number of phantom shares he desires to exercise times the difference between the strike price (closing price last trading day before Agreement in Principle is confirmed; adjusted for splits, etc.) and the market price of the stock of the Company on the date of the exercise (or value received by common shareholders in any tender offer or other transaction involving exchange or conversion of common stock). Exercise would be limited by Company's insider trading restrictions (as applicable to directors and executive officers generally) as if the phantom shares were real shares and the exercise were the exercise of real options and the sale of the shares received upon exercise. Shareholder Group director designees will support Company Board's approval of a final employment agreement by which Executive receives actual stock options in lieu of phantom options.

                           - The options would expire ten years after the date of grant. All unvested options would vest upon termination of employment other than termination for cause. Vested options will be exercisable at any time through 120 days after termination of employment.


PARTICIPATION IN SENIOR
MANAGEMENT PROGRAMS        -        Stock Accumulation Plan

                           -        Executive Retirement and Compensation
                                    Deferral Plan

                           -        401 (K)

                           -        Life Insurance Plan

                           -        Health, etc.

                           - Other Company Incentive and Fringe Benefit Programs as adopted by Board for senior management

TERMINATION WITHOUT CAUSE
OR FOR GOOD REASON OR UPON
CHANGE OF CONTROL          -        Executive receives all compensation earned
                                    to date, an incentive bonus based on last fiscal year, pro rated, and all previously deferred compensation

                           - Executive receives severance payment equal to 3 times (i) currently effective annual base compensation plus (ii) average of aggregate of last 3 years incentive compensation; parachute excise tax indemnity

                           - Insurance benefits continued for up to one year

                           -        Vesting of all unvested options is
                                    accelerated; all are exercisable

                           - No forfeiture of restricted/forfeitable stock or options

TERMINATION WITH CAUSE     -        Executive receives accrued and unpaid base
                                    compensation for current year; no current year incentive compensation is payable

                           -        All exercisable options may be exercised;
                                    forfeitable/unvested restricted stock or unvested incentive options are forfeited

TERMINATION ON DEATH OR
DISABILITY                 -        Accrued compensation paid (incentive pro
                                    rated based on last year)

                           - All unvested options accelerate and may be exercised

                           - No restricted stock is forfeited; forfeiture restrictions lapse

RELOCATION EXPENSES        -        Moving expense reimbursement

                                    -        Brokers' fees (Arkansas residence
                                             sale, Birmingham residence
                                             purchase)

                                    -        Moving expenses (Charlotte to
                                             Arkansas or Birmingham; and
                                             Arkansas to Birmingham)

                                    -        Relocation expenses covered for any
                                             time during term

                           -        Special Relocation Expenses

                                    - Price protection on sale of Arkansas
                                    residence if Executive relocates, based on appraisals (appraisals to be paid by Company); protection of up to 100% of cost

                                    - Reimbursement of Birmingham city living expenses for up to 2 years (apartment, furniture, utilities, meals)

MISCELLANEOUS
COMPENSATION               -        Automobile Allowance in accordance with
                                    Company policy

                           -        Club Reimbursement

                                    -        Country Club initiation/equity and
                                             monthly dues. Equity vests in
                                             Executive after 3 years

                                    -        City Club initiation/equity and
                                             monthly dues. Equity vests in
                                             Executive after 3 years

                           - Reimbursement of reasonable business expenses, in accordance with Company policies

MISCELLANEOUS

                                    - May continue other permitted
                                      consulting agreements through
                                      December 31, 1999 or, if earlier,
                                      date of hire by Company

                                    - May serve on boards of other
                                      companies, with the approval of the
                                      Company's Nominations Committee of
                                      the board (not to be withheld
                                      unreasonably); may participate in
                                      trade organizations, speeches, etc.

                                    - Maintenance of adequate D&O
                                      insurance

                                    - Indemnification provisions
                                      acceptable to Executive

The foregoing Agreement in Principle is confirmed, effective when signed by each party, below.



/s/ John P. Correnti
-----------------------
Executive

Date: 7/16/99
     ------------------

Lead Shareholder

The United Company


By: /s/ Wayne L. Bell
   --------------------
      Wayne L. Bell

Its: Executive Vice President and General Counsel
     -----------------------------------------------

Date:  7-16-99
     ------------------